Exhibit 99.1

AMG PANTHEON INFRASTRUCTURE FUND, LLC - ACCOUNT APPLICATION

AMG Funds, P.O. Box 534426, Pittsburgh, PA 15253-4426, 800.548.4539. Please call for an IRA application or go to the Applications & Forms tab on our website at wealth.amg.com.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When you open an account, we are required to obtain the name, address, date of birth, Social Security Number and other information for all owners. Additional information is required for corporations, partnerships and other entities. We must return your application and investment if any of this information is missing or if we are unable to verify your identity. AMG Pantheon Infrastructure Fund, LLC (the "Fund") reserves the right to deny an application if it is not in good order. Your fund account may be transferred to your state of residence if no activity occurs within your account during the inactivity period specified in your State's abandoned property laws.

IF COMPLETING BY HAND, PLEASE USE BLUE OR BLACK INK. PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS.

1. Basic Information

Type of Account: (Please select one below)

Individual/sole proprietor	Joint Tenants	Gift to Minor	Trust/Estate	Corporation, Partnership or Entity
(Complete A Only)	(Complete A & B)	(Complete C Only)	(Complete D Only)	(Complete E Only)

If you would like to add a Transfer On Death Beneficiary to your individual or joint account, please complete pages 8-9.

Limited Liability Company. Enter the tax classification (C=C Corporation, S=S Corporation, P=Partnership) ______________
(Complete E Only)

Other (see instructions on next page*)
(Complete E Only)

Section A:

▲ First Name ▲ M.I. ▲ Last Name

▲ Social Security Number ▲ Date of Birth

Section B:

▲ First Name ▲ M.I. ▲ Last Name

▲ Social Security Number ▲ Date of Birth

Section C:

▲ Minor's First Name ▲ M.I. ▲ Last Name

▲ Minor's Social Security Number ▲ State of Residence ▲ Date of Birth

▲ Custodian's First Name ▲ M.I. ▲ Last Name

▲ Custodian's Social Security Number ▲ State of Residence ▲ Date of Birth

(Joint Tenants with Rights of Survivorship assumed, unless otherwise stated)

Section D:

▲ Name of Trust†

▲ Trust's Social Security Number ▲ Trust's Tax ID Number ▲ Date of Trust

† Required Documentation — A copy of the first and last page of the trust instrument.

AMG PANTHEON

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AMG

AMG PANTHEON INFRASTRUCTURE FUND, LLC - ACCOUNT APPLICATION

IF COMPLETING BY HAND, **PLEASE USE BLUE OR BLACK INK. PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS.**

1. Basic Information (continued)

Section D (continued):

▲ Trustee First Name ▲ M.I. ▲ Last Name

▲ Trustee Social Security Number ▲ Date of Birth

▲ Trustee Address

▲ City ▲ State ▲ Zip Code

▲ Trustee First Name ▲ M.I. ▲ Last Name

▲ Trustee Social Security Number ▲ Date of Birth

▲ Trustee Address

▲ City ▲ State ▲ Zip Code

Section E (IMPORTANT REMINDER: Pages 7 & 8 must be completed):

▲ Corporation, Partnership, Entity Name, Limited Liability Company or Other**

▲ Business Name/Disregarded Entity Name, if different from above

▲ Tax ID Number

S Corp C Corp

(Corporation type must be checked to set up the account)

* **Other entities.** Enter your business name as shown on required federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business Name/Disregarded Entity Name" line.

** Required Documentation — A copy of one of the following: Certified articles of incorporation, government-issued business license, partnership agreement, (for clubs/associations) documentation verifying the existence of the entity.

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AMG

AMG PANTHEON INFRASTRUCTURE FUND, LLC - ACCOUNT APPLICATION

2. Permanent Street Address

▲ Residential or Business Address (including apartment or suite number — P.O. Box not permitted)

▲ City ▲ State ▲ Zip Code

▲ Country of Residence for Addresses Outside of the U.S. U.S. Citizen Resident Alien

▲ Mobile Phone Number ▲ Alternate Phone Number

IF COMPLETING BY HAND, PLEASE USE BLUE OR BLACK INK. PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS.

3. Mailing Address (if different than Permanent)

If the mailing address or residential address of any person listed on the account is different than the address listed above, please check the appropriate box and list the relevant address.

▲ Residential or Business Address (including apartment, suite or P.O. Box number)

▲ City ▲ State ▲ Zip Code

▲ Country of Residence for Addresses Outside of the U.S.

Electronic Delivery

If you would like shareholder reports and/or prospectuses delivered electronically, please check accordingly below and provide e-mail address. Please note you can change your selection at any time.

Prospectus Annual Report Semiannual Report Repurchase Offer

▲ Email Address

You will receive an email that directs you to electronically confirm this election for electronic delivery.

AMG PANTHEON

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AMG

AMG PANTHEON INFRASTRUCTURE FUND, LLC - ACCOUNT APPLICATION

IF COMPLETING BY HAND, **PLEASE USE BLUE OR BLACK INK. PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS.**

4. Investment Selection

Class Name	Amount	Investment Minimum
Class S	___________________________________	$10,000,000
Subsequent	___________________________________	$500

5. Dividends and Capital Gains Distribution Option

Income, dividends and capital gains distributions will be automatically reinvested unless you check one of the following:
If selected, cash payments will be made by check and mailed to the account mailing address, unless otherwise instructed.

All distributions will be **reinvested**.

All distributions will be **paid in cash**.

6. Cost Basis Election

Pursuant to changes in federal law, AMG Funds is responsible for tracking and reporting to the IRS the gains and losses that you realize when you sell "covered shares." In general, these are shares that you acquire on or after Jan. 1, 2012. Please note that this reporting obligation of AMG Funds does not relieve you of your responsibility to report, when sold, the cost basis of non-covered shares (i.e., shares that were purchased prior to Jan. 1, 2012) to the Internal Revenue Service.

In order for us to determine the gain or loss when you redeem covered shares, AMG Funds must determine the "cost basis" for those shares. The cost basis is the value of each share at the time you acquired it. The law requires AMG Funds to select a default method to determine your cost basis.

AMG Funds has decided to use what is known as the Average Cost method. Under this method, AMG Funds will calculate the total cost of all covered shares in your account and divide that cost by the total covered shares in your account; this will determine the cost basis for the shares that you are redeeming. Please note that you are able to select a different method below if you would prefer it.

Note: IRS Regulations do not permit you to change the method used to determine the cost basis of a settled trade.

I choose the Fund's default method of Average Cost

I choose a method other than Average Cost:

FIFO – First In, First Out (AMG Funds will redeem the oldest available shares first, using their cost basis to determine the gains or losses you incur on the redemption.)

Specific Identification (When you redeem covered shares, you must tell AMG Funds which particular shares you are selling; your gain or loss will vary based on the shares you select.)

As noted above, if no option is selected for determining the cost basis of covered shares that you redeem, AMG Funds will use Average Cost.

AMG PANTHEON

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AMG

AMG PANTHEON INFRASTRUCTURE FUND, LLC - ACCOUNT APPLICATION

IF COMPLETING BY HAND, **PLEASE USE BLUE OR BLACK INK. PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS.**

7. Linking A Bank Account to Your AMG Pantheon Infrastructure Fund, LLC Account

Add financial institution information to receive distributions to a bank account.

▲Bank Name

▲ Bank ABA Routing Number

▲ Account Name

▲Account Number

▲For Further Credit Name

▲For Further Credit Account Number

8. Suitability and Nature of Investment

a) Suitability and Nature of Investment

I understand that an investment in the Fund is speculative, illiquid and long-term, and does not constitute a complete investment program. I confirm that I have (either alone or with my advisors, if any) sufficient knowledge and expertise to be able to evaluate the merits and risks of investing in the Fund. I have considered the speculative and illiquid nature of an investment in the Fund within the context of my investment portfolio, understand an investment in the Fund is only suitable, if at all, for a limited portion of the risk segment of the overall portfolio, and am willing and financially able to bear the various risks of such an investment, including the risk of total loss.

I have read and agree to the above.

b) Each of Pantheon Infra Advisors LLC (the "Adviser"), Pantheon Ventures (US) LP (the "Subadviser") or AMG Funds LLC, the Fund's administrator (the "Administrator" and the "Sponsor"), reserves the right, on behalf of the Fund, to waive the minimum and additional investment amounts in their sole discretion. The Fund, in the sole discretion of the Adviser, the Subadviser or the Sponsor, may also aggregate the accounts of clients of registered investment advisers and other financial intermediaries whose clients invest in the Fund for purposes of determining satisfaction of minimum investment amounts.

AMG PANTHEON

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AMG

AMG PANTHEON INFRASTRUCTURE FUND, LLC - ACCOUNT APPLICATION

IF COMPLETING BY HAND, **PLEASE USE BLUE OR BLACK INK. PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS.**

9. Authorization & Agreement to Terms

We hereby submit this account application for the purchase of Fund shares in accordance with the Prospectus and Statement of Additional Information of the Fund.

The undersigned certifies that I am of legal age and have full authority and legal capacity to purchase shares of the Fund, affirm that I have read the Prospectus and agree to its terms and that the information contained in this Account Application is complete and accurate.

By signing below, under penalties of perjury, I certify that: (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to back-up withholding, and (3) I am a U.S. person (including a U.S. resident alien). (4) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Exemption from FATCA reporting code (if any) ___________. **You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.**

"Instructions for Form W-9 will be provided upon request."

"The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding."

▲ **Signature** ▲ **Date**

▲ **Signature** ▲ **Date**

AMG Funds does not sell personal information about our customers.

10. Advisor/Dealer Use Only

▲ Advisor/Dealer's Name

▲ Representative's Name ▲ Representative's Number

▲ Main Office Address

▲ Branch Office Address (if applicable)

▲ Branch Number (if applicable) ▲ Telephone Number

▲ Advisor's Authorized Signature ▲ Title

Fund distributed by AMG Distributors, Inc., a member of FINRA/SIPC.

AMG PANTHEON

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A MG PANTHEON INFRASTRUCTURE FUND, LLC C E RT I F I CAT I O N REGARDING BENEFICIAL OWNERS OF LEGAL ENTITY CUSTOMERS Page 7 of 13 Name Date of Birth Address (Residential Street Address) For U.S. Persons: Social Security Number For Non-U.S. Persons: Social Security Number, Passport Number and Country of Issuance, or other similar identification number1 Only complete pages 7 & 8 if you filled out section 1E of this application. I. GENERAL INSTRUCTIONS What is this form? To help the U.S. government fight financial crime, U.S. Treasury Financial Crime Network regulation requires certain financial institutions to obtain, verify, and record information about the beneficial owners of legal entity customers. Legal entities can be abused to disguise involvement in terrorist financing, money laundering, tax evasion, corruption, fraud, and other financial crimes. Requiring the disclosure of key individuals who own or control a legal entity (i.e., the beneficial owners) helps law enforcement investigate and prosecute these crimes. Who has to complete this form? To help the U.S. government fight financial crime, U.S. Treasury Financial Crime Network regulation requires certain financial institutions to obtain, verify, and record information about the beneficial owners of legal entity customers. Legal entities can be abused to disguise involvement in terrorist financing, money laundering, tax evasion, corruption, fraud, and other financial crimes. Requiring the disclosure of key individuals who own or control a legal entity (i.e., the beneficial owners) helps law enforcement investigate and prosecute these crimes. This form must be completed by the person opening a new account on behalf of a legal entity with any of the following U.S. financial institutions: (i) a bank or credit union; (ii) a broker or dealer in securities; (iii) a mutual fund; (iv) a futures commission merchant; or (v) an introducing broker in commodities. For the purposes of this form, a legal entity includes a corporation, limited liability company, or other entity that is created by a filing of a public document with a Secretary of State or similar office, a general partnership, and any similar business entity formed in the United States or a foreign country. Legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening accounts on their own behalf. What information do I have to provide? This form requires you to provide the name, address, date of birth and Social Security number (or passport number or other similar information, in the case of Non-U.S. Persons) for the following individuals (i.e., the beneficial owners): (i) Each individual, if any, who owns, directly or indirectly, 25 percent or more of the equity interests of the legal entity customer (e.g., each natural person that owns 25 percent or more of the shares of a corporation); and (ii) An individual with significant responsibility for managing the legal entity customer (e.g., a Chief Executive Officer. Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, or Treasurer). The number of individuals that satisfy this definition of "beneficial owner" may vary. Under section (i), depending on the factual circumstances, up to four individuals (but as few as zero) may need to be identified. Regardless of the number of individuals identified under section (i), you must provide the identifying information of one individual under section (ii). It is possible that in some circumstances the same individual might be identified under both sections (e.g., the President of Acme, Inc. who also holds a 30% equity interest). Thus, a completed form will contain the identifying information of at least one individual (under section (ii)), and up to five individuals (i.e., one individual under section (ii) and four 25 percent equity holders under section (i)). The financial institution may also ask to see a copy of a driver's license or other identifying document for each beneficial owner listed on this form. II. CERTIFICATION OF BENEFICIAL OWNER(S) Persons opening an account on behalf of a legal entity must provide the following information: a. Name and Title of Natural Person Opening Account b. Name of Account c. Type of Account(S Corp, C Corp, Partnership, Etc): d. Address of Legal Entity for Which the Account is Being Opened: e. The following information for each individual, if any, who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, owns 25 percent or more of the equity interests of the legal entity listed above:

A MG PANTHEON INFRASTRUCTURE FUND, LLC C E RT I F I CAT I O N REGARDING BENEFICIAL OWNERS OF LEGAL ENTITY CUSTOMERS Page 8 of 13 (If no individual meets this definition, please write “Not Applicable” on the line below) (f) The following information for individual with significant responsibility for managing the legal entity listed above, such as: p An executive officer or senior manager (e.g., Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, Treasurer); or p Any other individual who regularly performs similar functions. (If appropriate, an individual listed under section (e) above may also be listed in this section (f)). Name Date of Birth Address (Residential Street Address) For U.S. Persons: Social Security Number For Non-U.S. Persons: Social Security Number, Passport Number and Country of Issuance, or other similar identification number1 I, (name of natural person opening account), hereby certify, to the best of my knowledge, that the information provided above is complete and correct. p Signature p Date p Legal Entity Identifier (If Obtained) 1 In lieu of a passport number, Non-U.S. Persons may also provide a Social Security Number, an alien identification card number, or number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard.

TRANSFER ON DEATH BENEFICIARY INFORMATION (OPTIONAL) Page 9 of 13 I designate the person(s) named below as primary beneficiary(ies) to receive payment of the value of my account upon my death. If there is more than one (1) primary beneficiary named to the account, each primary beneficiary will own an equal percentage of the account upon my death. If there are more than three (3) primary beneficiaries, please include information on a separate piece of paper. Primary Secondary p Name p Address p City p State p Zip Code p Date of Birth p SSN p TIN p Relationship p Share (%) Primary Secondary p Name p Address p City p State p Zip Code p Date of Birth p SSN p TIN p Relationship p Share (%) Primary Secondary p Name p Address p City p State p Zip Code p Date of Birth p SSN p TIN p Relationship p Share (%)

TRANSFER ON DEATH BENEFICIARY INFORMATION (OPTIONAL) Page 10 of 13 Each of the undersigned instructs BNY Mellon Asset Servicing (“BNY”), the transfer agent for the AMG Funds, to register the above-referenced account (“Account”) in Transfer on Death (“TOD”) form and directs BNY, upon death of the last surviving owner, to transfer the Account, including unpaid distributions, to the beneficiaries designated above in accordance with this instruction and the Terms and Conditions for Transfer on Death Beneficiary Designation (“Terms”), as amended from time to time, and certifies that they have full right, power, authority and legal capacity to register the Account in TOD form. Each of the undersigned agrees to release AMG Funds, BNY and their trustees, directors, affiliates, agents and representatives from all claims, demands, suits, actions, liabilities and responsibilities whatsoever; agrees to indemnify them from any and all liabilities, cost or expenses whatsoever, including attorneys’ fees, for acting in good faith in accordance with this instruction; agrees that all terms of this form and the Terms shall be binding upon each of undersigned heirs, representatives and assignees; and agrees that any transfer pursuant to this instruction is subject to the condition that BNY and AMG Funds will be entitled to attach or debit the account of the TOD beneficiary(ies) to the extent necessary to enforce their rights to this indemnity. All previous designations for the Account listed in Section 1 are revoked. p Signature p Date p Signature of Joint Tenant - (if any) p Date Funds Distributed by AMG Distributors, Inc., a member of FINRA/SIPC. PLACE SIGNATURE GUARANTEE OR NOTARY STAMP HERE We accept STAMP 2000 Medallion Guarantee stamps. A signature guarantee or a notary is required, unless you are establishing a new account with TOD designations and the account application is enclosed. Medallion Signature Guarantees generally will be accepted from eligible guarantor institutions, such as banks or brokers that are participants in the New York Stock Exchange Medallion Signature Program (MSP), the Securities Transfer Agents Medallion Program (STAMP) and the Stock Exchange Medallion Program (SEMP). For a transfer on death, notarization by a Notary Public is an acceptable alternative to a Medallion Signature Guarantee. State of ) ) SS. County of ) On this day of , in the year , before me Notary Public, personally appeared, personally known to me to be the person(s) whose name is/are subscribed to the attached instrument and acknowledged that he/she/they executed it. WITNESS my hand and official seal. L.S. p Notary’s Signature

TRANSFER ON DEATH BENEFICIARY INFORMATION (OPTIONAL) Page 11 of 13 BNY, which is not obligated to implement TOD registrations, will establish a TOD registration only upon the terms and conditions outlined herein. Only simple beneficiary designations will be accepted for TOD directions (see number 5 below). Complex directions should be accomplished through a Will or Trust. By providing you with these rules, BNY does not intend to give, and is not giving, any advice as to the legal effect of a TOD registration under applicable state laws governing inheritance and probate procedures. Since TOD directions do affect the disposition of your property at death, you should consult with your attorney or other estate planning professional to make certain that the directions are consistent with your estate planning and tax planning objectives. These rules are established by BNY and may be canceled or amended from time to time by BNY upon prior written notice to you. 1. The account owner(s) may designate one, or more than one, beneficiary of the TOD account. Beneficiaries are not “account owners” as the term is used herein. BNY must receive a Social Security Number for each designated beneficiary in order to ensure that the account is transferred to the appropriate person or persons upon the death of the last surviving account owner. 2. Minors may be beneficiaries of a TOD account only if a custodian, trustee or guardian is set forth for the minor. By not providing a custodian, trustee or guardian, the account owner represents that all of the named beneficiaries have reached the age of majority and therefore are not minors. Under the Uniform Transfer to Minors Act (UTMA), minors may be designated as TOD beneficiaries. Under the Uniform Gift to Minors Act (UGMA), minors may not be named as TOD beneficiaries, as a gift under UGMA requires a living donor. 3. Beneficiaries have no rights in the account until the death of the account owner or last surviving account owner. 4. The TOD registration can only be used for an individual or joint tenant (with rights of survivorship) account. TOD registration is not available for tenants in common, community property registrations or non-natural persons (e.g., corporations, trusts and associations). 5. Designations such as Lineal Descendants or Lineal Descendants Per Stirpes (“LDPS”) are not permitted. 6. The Transfer on Death Beneficiary Designation Form must be signed by all account owners, with signatures notarized or guaranteed. However, if the Transfer on Death Beneficiary Designation Form is submitted at the same time the AMG Funds account is established, a signature guarantee or notary is not required. 7. An account owner or all joint account owners may revoke or change a beneficiary designation. Change or revocation should be made by completing the Transfer on Death Beneficiary Designation Form and requires: a. Endorsement by all account owners, with signatures guaranteed; and b. Instructions indicating either a new form of registration or designating the new TOD beneficiary(ies). 8. The most recently received valid TOD beneficiary designation shall control at all times. The person or persons listed as the beneficiaries of the account shall remain the beneficiaries of the account. Events subsequent to the registration of the account as a TOD account shall not change either the rights of the persons designated as beneficiaries or the status of the account as a TOD account, unless BNY is expressly instructed by the account owner(s) to change the status of the account or the beneficiary designation prior to the account owner’s death. a. Divorce. If the account owner designated his or her spouse as a TOD beneficiary, and subsequently the account owner and the beneficiary are divorced, the fact of the divorce will not automatically revoke the beneficiary designation. If the account owner wishes to revoke the beneficiary designation, the account owner must notify BNY of the desired change in writing, complying with the rules set forth in number 8 above. b. Will or other testamentary documentary. The beneficiary may not be revoked by the account owner(s) by the provisions of a Will or a codicil to a Will. c. Dividends, interest, capital gains and other distribution after the account owner’s death: i) Accruals (undistributed earnings) of the account which occur after the death of the account owner (or last surviving joint owner) when it is registered to the beneficiary(ies) stay with the account and pass to the beneficiary or beneficiaries. ii) Where the account has been coded for cash distributions, and such distributions have actually been paid out prior to notice to BNY of the death of the account owner, such distributions are deemed to be the property of the estate of the original account owner and do not pass with the account to the designated beneficiaries. 9. TOD registrations may not be made irrevocable. Mail to the following: First Class Mail: Overnight Express: AMG Funds AMG Funds P.O. Box 534426 P.O. Box 534426 Pittsburgh, PA 15253-534426 AIM 154-0520 500 Ross Street Pittsburgh, PA 15262 1-800-548-4539 060325 AP378

Collection and Use of Client Information AMG Funds LLC and its affiliated businesses, AMG Distributors, Inc., and the AMG Funds family of mutual funds, (collectively, “AMG Wealth” or “We”) collect only relevant information about our clients that the law allows or requires us to have in order to conduct our business and properly service our accounts. We collect financial and other nonpublic personal information about our clients from the following sources: • Directly provided by our clients from investment management contracts and other forms. • Information provided to us by authorized parties acting on behalf of our clients such as accountants, attorneys, and investment consultants; and Keeping Information Secure AMG Wealth maintains physical, electronic, and procedural safeguards and procedures to protect your financial and other nonpublic personal information, and AMG Wealth continuously strives to improve these safeguards and procedures. Limiting Access to Information All of AMG Wealth’s employees are aware of the importance of maintaining and respecting customer privacy and to recognize the importance of confidentiality. Violations of AMG Wealth’s privacy policies may result in disciplinary action. Accuracy of Information AMG Wealth strives to keep accurate client information records and AMG Wealth takes steps to correct errors as they are found. If there are any inaccuracies in your account statements or in any other communications from AMG Wealth, please contact us immediately and the necessary corrections will be made. Use of Personal and Financial Information by Us and Third Parties Information about AMG Wealth’s clients that is in the firm’s possession is shared with non-affiliated third parties only to the extent necessary for AMG Wealth to provide the services for which our clients have hired us, and then only to the extent permitted by law. AMG Wealth typically does not share nonpublic client information with unaffiliated third parties other than as necessary to carry out the actual performance of the investment management services it has been hired to provide. Thus, for example, AMG Wealth will share nonpublic client information with brokers and custodian banks in order to buy and sell securities and record those purchases and sales accurately. AMG Wealth may also use such information in the account intake process, which typically includes conducting anti-money laundering screening. As a general rule, AMG Wealth does not engage in joint marketing arrangements with unaffiliated third parties that involve the sharing of nonpublic information regarding AMG Wealth’s’ clients, nor does it sell client information to unaffiliated third parties for their own marketing purposes. Any exceptions to these practices are made only with the permission of the particular client for the sharing of information with identified third parties or as otherwise required by law. As a subsidiary of Affiliated Managers Group, Inc. (“AMG”), AMG Wealth also shares with AMG (and certain authorized AMG Affiliates, as applicable) information about AMG Wealth’s experiences or transactions with customers or their accounts. AMG and the AMG Affiliates abide by a “No Share” policy whereby this information is not shared with unaffiliated third parties. In certain situations where information is being shared with an AMG Affiliate, AMG Wealth has either a “Limited Authorization Form” in place or confidentiality agreements to cover any access to information and limits the sharing of information to that which is referenced in these agreements. Maintaining Customer Privacy in Business Relationships AMG Wealth does not share client information with anyone who does not agree to keep such information confidential. If you believe AMG Wealth has shared your information inappropriately or for questions concerning our policy, please contact AMG Wealth’s Compliance Department at (203) 299-3500, or write to: AMG Funds LLC 680 Washington Blvd, Suite 500 Stamford, CT 06901 Attn: Compliance Department Corporate Privacy Notice

Privacy Policy Concerning Other Persons During the routine course of business, AMG Wealth may also obtain nonpublic personal information from persons other than customers. AMG Wealth’s policy is to protect such nonpublic personal information by employing physical, electronic and information destruction safeguards. AMG Wealth’s limits access to such nonpublic personal information, including social security numbers, to only those individuals who need such information to execute their employment duties or to comply with applicable law or regulation. Any other use, access or distribution of nonpublic personal information obtained by AMG Wealth is prohibited. General Data Protection Regulation In addition to U.S Privacy regulations, AMG Wealth, as part of AMG’s global distribution offices, is also subject to the European Union’s General Data Protection Regulation 2016/679 (“GDPR”). AMG Wealth has adopted AMG’s General Data Protection Regulation Policy as AMG and AMG Wealth are committed to protecting the privacy of those who share their GDPR Personal Data with us. AMG maintains a GDPR Privacy Notice that is available at www.amg.com, which summarizes the standards AMG and its global distribution offices will apply in relation to GDPR Personal Data. Corporate Privacy Notice